Exhibit h.2.

Execution Version

Tortoise Power and Energy Infrastructure Fund, Inc.

U.S.$20,000,000

Floating Rate Senior Notes, Series A, due November 6, 2014

_____________

Master Note Purchase Agreement

_____________

Dated November 6, 2009

Table of Contents

Section	Heading	Page

Section 1.	Authorization of Notes ......................................................................................................................................................................................................

	Section 1.1.	Authorization of Series A Notes......................................................................................................................................	1
	Section 1.2.	Additional Series of Notes................................................................................................................................................	2
		.
Section 2.		Sale and Authorization of notes Purchase of Series A Notes....................................................................................	3

Section 3.	Closing...		3

Section 4.	Conditions to Closing...		4

	Section 4.1.	Representtions and Warranties.....................................................................................................................................	4
	Section 4.2.	Performance; No Default................................................................................................................................................	4
	Section 4.3.	Compliance Certificates..................................................................................................................................................	4
	Section 4.4.	Opinions of Counsel.......................................................................................................................................................	4
	Section 4.5.	Purchase Permitted by Applicable Law, Etc................................................................................................................	4
	Section 4.6.	Sale of Other Series A Notes.........................................................................................................................................	5
	Section 4.7.	Payment of Special Counsel Fees.................................................................................................................................	5
	Section 4.8.	Private Placement Number..............................................................................................................................................	5
	Section 4.9.	Changes in Corporate Structure....................................................................................................................................	5
	Section 4.10.	Funding Instructions......................................................................................................................................................	5
	Section 4.11.	Proceedings and Documents.........................................................................................................................................	5
	Section 4.12.	Regulation U.....................................................................................................................................................................	6
	Section 4.13.	Conditions to Issuance of Additional Notes..............................................................................................................

Section 5.	Representations and Warranties of the Company.........................................................................................................................................................		6

	Section 5.1.	Organization; Power and Authority......................................................................................................................................	6
	Section 5.2.	Authorization, Etc....................................................................................................................................................................	6
	Section 5.3.	Disclosure..................................................................................................................................................................................	7
	Section 5.4.	No Subsidiaries........................................................................................................................................................................
	Section 5.5.	Financial Statements; Material Liabilities.............................................................................................................................	7
	Section 5.6.	Compliance with Laws, Other Instruments, Etc...................................................................................................................	7
	Section 5.7.	Governmental Authorizations,Etc.........................................................................................................................................	8
	Section 5.8.	Litigation; Observance of Statutes and Orders...................................................................................................................	8
	Section 5.9.	Taxes..........................................................................................................................................................................................	8
	Section 5.10.	Title to Property; Leases.........................................................................................................................................................	8
	Section 5.11.	Licenses, Permits, Etc..............................................................................................................................................................	8
	Section 5.12.	Compliance with ERISA..........................................................................................................................................................	8
	Section 5.13.	Private Offering by the Company..........................................................................................................................................	9
	Section 5.14.	Use of Proceeds; Margin Regulations..................................................................................................................................	10
	Section 5.15.	Existing Indebtedness.............................................................................................................................................................	10
	Section 5.16.	Foreign Assets Control Regulations, Etc............................................................................................................................	10

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	Section 5.17.	Status under Certain Statutes........................................................................................................................................	11
	Section 5.18.	Pari Passu Ranking..........................................................................................................................................................	11

Section 6.	Representations of the purchasers...................................................................................................................................................................................		11
	Section 6.1.	Purchase for Investment................................................................................................................................................	11
	Section 6.2.	Source of Funds..............................................................................................................................................................	11

Section 7.	Information as to Company.................................................................................................................................................................................................		13

	Section 7.1.	Financial and Business Information............................................................................................................................	13
	Section 7.2.	Officer's Certificate.........................................................................................................................................................	15
	Section 7.3.	Visitation.........................................................................................................................................................................	16

Section 8.	Payment and Prepayment of the Series Notes..............................................................................................................................................................		16
	Section 8.1.	Maturity..........................................................................................................................................................................	16
	Section 8.2.	Optional Prepayments with Series A Prepayment Amount and LIBOR Breakage Amount..............................	16
	Section 8.3.	Allocation of Partial Prepayments..............................................................................................................................	17
	Section 8.4.	Maturity; Surrender, Etc...............................................................................................................................................	17
	Section 8.5.	Purchase of Notes.........................................................................................................................................................	17
	Section 8.6.	Series A Prepayment Amount for the Series A Notes.............................................................................................	18
	Section 8.7.	Prepayment of Notes upon Discounted Value Shortfal...........................................................................................	18
	Section 8.8.	Prepayment of Notes upon Restricted Change.........................................................................................................	19
	Section 8.9.	Prepayment of Notes upon Ratings Event.................................................................................................................	20
	Section 8.10.	Adjustment Period..........................................................................................................................................................	20

Section 9.	Affirmative Covenants...		21

	Section 9.1.	Compliance with Law........................................................................................................................................................	21
	Section 9.2.	Payment of Taxes..............................................................................................................................................................	21
	Section 9.3.	Corporate Existence, Etc..................................................................................................................................................	21
	Section 9.4.	Books and Records..........................................................................................................................................................	21
	Section 9.5.	Asset Coverage................................................................................................................................................................	22
	Section 9.6.	Discounted Value Shortfall.............................................................................................................................................	22
	Section 9.7.	Current Rating on Senior Securities..............................................................................................................................	22
	Section 9.8.	Rating.................................................................................................................................................................................	22

Section 10.	Negative Comments...		22

	Section 10.1.	Transactions with Affiliates............................................................................................................................................	22
	Section 10.2.	Merger, Consolidation, Etc..............................................................................................................................................	23
	Section 10.3.	Line of Business................................................................................................................................................................	23
	Section 10.4.	Terrorism Sanctions Regulations...................................................................................................................................	23
	Section 10.5.	Certain Other Restrictions...............................................................................................................................................	23
	Section 10.6.	Secured Debt.....................................................................................................................................................................	24

Section 11.	Events of Default...		24

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Section 12.	Remedies on Default, Etc......................................................................................................................................................................................................		26

	Section 12.1.	Acceleration.....................................................................................................................................................................
	Section 12.2.	Other Remedies................................................................................................................................................................
	Section 12.3.	Rescission.........................................................................................................................................................................
	Section 12.4.	No Waivers or Election of Remedies, Expenses. Etc..................................................................................................	27

Section 13.	Registration; Exchange; Substitution of Notes.............................................................................................................................................................		28

	Section 13.1.	Registration of Notes........................................................................................................................................................	28
	Section 13.2.	Transfer and Exchange of Notes.....................................................................................................................................	28
	Section 13.3.	Replacement of Notes.......................................................................................................................................................	28

Section 14.	Payment of Notes...		29

	Section 14.1.	Place of Payment.	29
	Section 14.2.	Home Office Payment.	29

Section 15.	Expenses, Etc...		29

	Section 15.1.	Transaction Expenses....................................................................................................................................	29
	Section 15.2.	Survivial...........................................................................................................................................................	30

Section 16.	Survivial of Representations and Warranties; Entire Agreement.................................................................................................................................................................................................		30

Section 17.	Amendment and Waiver...................................................................................................................................................................................		31

	Section 17.1.	Requirements.............................................................................................................................................	31
	Section 17.2.	Soliciation of Holders of Notes ...............................................................................................................	31
	Section 17.3.	Binding Effect. Etc ......................................................................................................................................	32
	Section 17.4.	Notes Held by Company, Etc......................................................................................................................	32

Section 18.	Notices ...		32

Section 19.	Reproduction of Documents ...........................................................................................................................................................................		33

Section 20.	Confidential Information...................................................................................................................................................................................		33

Section 21.	Substitution of Purchaser...............................................................................................................................................................................		34

Section 22.	Miscellaneous......................................................................................................................................................................................................		34

	Section 22.1.	Successors and Assigns..............................................................................................................................	34
	Section 22.2.	Payments Due on Non-Business Days.......................................................................................................	35
	Section 22.3.	Accounting Terms..........................................................................................................................................	35
	Section 22.4.	Severability......................................................................................................................................................	35

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Section 22.5.	Construction, Etc.	35
Section 22.6.	Counterparts	35
Section 22.7.	Governing Law	35
Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	36

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 5.3	—	Disclosure Materials

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Indebtedness

Exhibit 1	—	Form of Floating Rate Senior Note, Series A, due November 6, 2014

Exhibit 4.4(a)	—	Form of Opinion of Special Counsel for the Company

Exhibit 4.4(b)-	—	Form of Opinion of Special Counsel for the Purchasers

Exhibit S	—	Form of Supplement to Master Note Purchase Agreement

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Tortoise Power and Energy Infrastructure Fund, Inc.
11550 Ash Street, Suite 300
Leawood, Kansas  66211

U.S.$20,000,000 Floating Rate Senior Notes, Series A,  due November 6, 2014

November 6, 2009

To Each of the Purchasers Listed in
Schedule A Hereto:

Ladies and Gentlemen:

Tortoise Power and Energy Infrastructure Fund, Inc., a Maryland corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1.	Authorization of Notes.

Section 1.1.   Authorization of Series A Notes.  The Company will authorize the issue and sale of U.S.$20,000,000 aggregate principal amount of its Floating Rate Senior Notes, Series A, due November 6, 2014 (the “Series A Notes”).  The Series A Notes described above together with each series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 1.2 are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13).  The Series A Notes shall be substantially in the form set out in Exhibit 1.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

The Series A Notes shall bear interest from the date of issue at a floating rate equal to the Adjusted LIBOR Rate from time to time, payable quarterly on the 6th day of each February, May, August and November in each year (commencing February 6, 2010) and at maturity (each such date being referred to as an “Interest Payment Date”) and bear interest on overdue principal (including any overdue required or optional prepayment of principal), LIBOR Breakage Amount, if any, and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate until paid.

Interest on the Series A Notes shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

The Adjusted LIBOR Rate for the Series A Notes shall be determined by or on behalf of the Company, and notice thereof shall be given by or on behalf of the Company to the holders of the Series A Notes, together with such information as the Series A Required Holders may

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

reasonably request for verification (including in all events, a facsimile transmission of the relevant screen and calculations), on the second Business Day preceding each Interest Period (which, in the case of the first Interest Period, shall be the third Business Day prior to the Closing).  In the event that the Series A Required Holders do not concur with such determination by the Company, as evidenced by notice to the Company by such holders within five (5) Business Days after receipt by such holders of the notice delivered by or on behalf of the Company pursuant to the previous sentence, the determination of Adjusted LIBOR Rate shall be made by the such holders in accordance with the provisions of this Agreement, which determination shall be conclusive and binding absent manifest error.

Section 1.2.  Additional Series of Notes.  The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional series of its senior unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S.  Each additional series of Notes (the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:

(i)  each series of Additional Notes, when so issued, shall be differentiated from all previous series by distinctive alphabetical designation inscribed thereon;

(ii)  each series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayments on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants and additional events of default (including covenants and/or events of default which are similar in structure to existing covenants and/or events of default and are more restrictive) as may be permitted under the 1940 Act and as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended (a) to reflect such additional covenants and such additional events of default without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants and additional events of default shall not reduce or diminish any existing covenants or events of default, but shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding, and (b) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16;

(iii)each series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

(iv)the minimum principal amount of any series of Notes issued under a Supplement shall be U.S.$10,000,000, and the minimum denomination shall be U.S.$250,000 except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of U.S.$250,000 or more;

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

(v)  all Additional Notes shall mature more than one year after the issuance thereof and shall rank pari passu with all other outstanding Notes; and

(vi)no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

It is specifically acknowledged and agreed that the Purchasers of the Series A Notes, or any other holder of Notes shall not have any obligation to purchase any Additional Notes.

Section 2.	Sale and Purchase of Series A Notes.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series A Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.  The Series A Notes and each other series of Notes issued hereunder are each herein sometimes referred to as Notes of a “series”.

Section 3.	Closing.

The sale and purchase of the Series A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603-4080, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on November 6, 2009 or on such other Business Day thereafter on or prior to November 9, 2009 as may be agreed upon by the Company and the Purchasers.  At the Closing the Company will deliver to each Purchaser the Series A Notes to be purchased by such Purchaser in the form of a single Series A Note (or such greater number of Series A Notes in denominations of at least U.S.$250,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company for credit to account number 821637949, at U.S. Bank, N.A., 1555 N. River Center Drive, Milwaukee, Wisconsin  53212, ABA #042000013, Account of Custody Trust Cash US Bank, Attention:  David Neumann, for further credit to account #19-9246.  If at the Closing the Company shall fail to tender such Series A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

Section 4.	Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Series A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1   Representations and Warranties.  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2.   Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Series A Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

Section 4.3.   Compliance Certificates.

(a)   Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)   Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series A Notes and this Agreement.

Section 4.4.   Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Husch Blackwell Sanders LLP, counsel for the Company, and from Venable LLP, special Maryland counsel for the Company, together covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.   Purchase Permitted by Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Series A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.   Sale of Other Series A Notes.  Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series A Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees.  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9. Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Series A Notes is to be deposited.

Section 4.11. Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.12. Regulation U.  The Company shall have completed Form FR G-3 for each Purchaser required to file such form and shall have otherwise cooperated with such Purchasers in providing any additional information in order for the Purchasers to make filings under Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221).

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

Section 4.13. Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers, if any, to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

(a)Compliance Certificate.  A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer’s Certificate dated the date of issue of such series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of Sections 9 and 10 (and any other financial covenants included in any Supplement with respect to any series of Notes then outstanding) on such date.

(b)Execution and Delivery of Supplement.  The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

(c)Representations of Additional Purchasers.  Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

(d)Closing Conditions. The closing conditions set forth in Section 4 shall have been updated and performed as of the date of issuance of each series of Additional Notes (irrespective of whether such closing conditions initially apply only to the Series A  Notes).

Section 5.	Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series A Notes and to perform the provisions hereof and thereof.  The Company is and will continue to be registered as a non-diversified, closed-end investment management company as such term is used in the 1940 Act.

Section 5.2. Authorization, Etc.  This Agreement and the Series A Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

constitutes, and upon execution and delivery thereof each Series A Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure.  The Company, through its agent, Wells Fargo Securities LLC, has delivered to each Purchaser a copy of various disclosure materials (including an investor presentation), relating to the transactions contemplated hereby.  This Agreement, the investor presentation and the certificates delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the investor presentation and such certificates and financial statements delivered to each Purchaser prior to October 15, 2009 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since August 31, 2009, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4. No Subsidiaries.  The Company has no Subsidiaries as of the date of Closing.

Section 5.5. Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of their operations for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Series A Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, including, without limitation, the Securities Act and the 1940 Act.

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

Section 5.7. Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Series A Notes, other than a filing of a Form D in such jurisdictions in which such filing is required.

Section 5.8. Litigation; Observance of Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)The Company is not in default under any order or judgment and is not in violation of any decree or ruling of any court, arbitrator or Governmental Authority or is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes.  The Company has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP.  As of the date hereof, the Company has not been subject to a Federal income tax audit and no statute of limitations related to Federal income tax liabilities of the Company has run.

Section 5.10. Title to Property; Leases.  The Company has good and sufficient title to its Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect.  All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc.  The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12. Compliance with ERISA.  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)The execution and delivery of this Agreement and the issuance and sale of the Series A Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Series A Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Series A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 2 other Institutional Investors, each of which has been offered the Series A Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series A Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

Section 5.14. Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Series A Notes to pay a portion of the indebtedness outstanding under the Bank Agreement.  No part of the proceeds from the sale of the Series A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying or trading in any securities or margin stock under such circumstances as to involve the Company in a violation of Regulation X of the Board of Governors of the Federal Reserve System (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220) or to involve any lender in violation of Regulation U of said Board (12 CFR 221).  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness.  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding indebtedness of the Company as of October 27, 2009 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the indebtedness of the Company.  The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any indebtedness of the Company, and no event or condition exists with respect to any indebtedness of the Company the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, indebtedness of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc.  (a) Neither the sale of the Series A Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)The Company (i) is not a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) does not engage in any dealings or transactions with any such Person.  The Company is in compliance, in all material respects, with the USA Patriot Act.

(c)  No part of the proceeds from the sale of the Series A Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17. Status under Certain Statutes.  The Company is in material compliance with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Section 5.18. Pari Passu Ranking.  The indebtedness referenced in Schedule 5.15, the Series A Notes and each other series of Notes issued hereunder shall rank pari passu as to the distribution of Company assets.

Section 6.	.Representations of the Purchasers.

Section 6.1. Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Series A Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Series A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series A Notes.

Section 6.2. Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series A Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to Company.

Section 7.1. Financial and Business Information.  The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)  Quarterly Statements — within 60 days (or such shorter period as is within 15 days after the mailing of the Company’s quarterly report to its stockholders) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)an unaudited balance sheet and schedule of investments of the Company and its Subsidiaries, as at the end of such quarter, and

(ii)unaudited statements of income of the Company and its Subsidiaries, for such quarter,

and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations, subject to changes resulting from year-end adjustments, provided, that the Company shall be deemed to have made such delivery of such quarterly financial statements if (i) it shall have timely made such quarterly financial statements available on its home page on the worldwide web (at the date of this Agreement located at:  http//www.tortoiseadvisors.com) and shall have given such holder prior notice of such availability on its home page in connection with each delivery or (ii) at the request of a holder, it shall have timely sent such materials to the email address set forth in Schedule A (or at such other email address that the holders provide to the Company from time to time) (such availability, notice and delivery thereof being referred to as “Electronic Delivery”) (except that, in addition, the Company agrees to also deliver hard copies of such financial statements to any holder of Notes within the time period required hereinabove if such holder has previously requested such delivery in writing);

(b)  Annual Statements — within 105 days (or such shorter period as is within 15 days after the filing of the Company’s Annual Report on Form N-CSR (the “Form N-CSR”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

(i)a consolidated balance sheet and schedule of investments of the Company and its Subsidiaries, as at the end of such year, and

(ii)consolidated statements of income of the Company and its Subsidiaries, for such year,

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s N-CSR for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form N-CSR if it shall have timely made Electronic Delivery thereof (except that, in addition, the Company agrees to also deliver hard copies of such financial statements to any holder of Notes within the time period required hereinabove if such holder has previously requested such delivery in writing);

(c)  SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability), any NRSRO or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC provided that the Company shall be deemed to have made such delivery of such information if it shall have made Electronic Delivery thereof;

(d)Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

(ii)  the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii)any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

(f)  Changes that Impact Financial Covenants — with reasonable promptness, a notice explaining any changes to (i) any Rating Agency Guidelines or (ii) the 1940 Act, to the extent that such changes impact any financial covenants or financial calculations in this Agreement including but not limited to Sections 9.6, 9.7, 10.5 and 11(i) and any other financial covenant added pursuant to Section 1.2 or any Supplement; or

(g)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations under this Agreement and under the Notes as from time to time may be reasonably requested by such holder of Notes;

(h)Supplements — promptly and in any event within five (5) Business Days after the execution and delivery of any Supplement, a copy thereof; and

(i)Initial Rating – promptly and in any event within five (5) Business Days after the Company becomes aware of a rating, a copy of any rating contemplated by Section 9.8.

Section 7.2. Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a)Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 9.5, 9.6, 9.7, 10.5, 10.6 and 11(i), and any other financial covenant added pursuant to any Supplement, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation.  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)  No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8.	Payment and Prepayment of the Series A Notes.

Section 8.1. Maturity.  As provided therein, the entire unpaid principal balance of the Series A Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments with Series A Prepayment Amount and LIBOR Breakage Amount.  The Company may, at its option, and to the extent prepayment of the Series A Notes (specifically including the applicable Series A Prepayment Amount, if any, any LIBOR Breakage Amount and accrued interest on the Series A Notes) in accordance with the provisions of this Section 8.2 is permitted under the 1940 Act and Maryland law, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series A Notes, in an amount not less than 10% of the aggregate principal amount of the Series A Notes then outstanding in

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

the case of a partial prepayment, at 100% of the principal amount so prepaid together with accrued interest thereon to the date of such prepayment and the Series A Prepayment Amount, if any, and any LIBOR Breakage Amount (unless the date specified for prepayment is an Interest Payment Date) determined for the prepayment date with respect to such principal amount.  The Company will give each holder of the Series A Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series A Notes to be prepaid on such date, the principal amount of each Series A Note held by such holder to be prepaid (determined in accordance with Section 8.3), the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall also contain a certificate of a Senior Financial Officer as to the Series A Prepayment Amount due in connection with such prepayment (calculated as if the date of such notice were the date of prepayment) and requesting any LIBOR Breakage Amount from the holder of Notes if the specified prepayment is not on an Interest Payment Date.

Section 8.3.   Allocation of Partial Prepayments.  In the case of each partial prepayment of the Series A Notes pursuant to Section 8.2, the principal amount of the Series A Notes to be prepaid shall be allocated among all of the Series A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  All partial prepayments made with respect to any series of Additional Notes pursuant to any Supplement shall be allocated as provided therein.

Section 8.4.   Maturity; Surrender, Etc.  In the case of each prepayment of Series A Notes pursuant to this Section 8, the principal amount of each Series A Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Series A Prepayment Amount, if any, and any LIBOR Breakage Amount.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Series A Prepayment Amount, if any, and any LIBOR Breakage Amount, as aforesaid, interest on such principal amount shall cease to accrue.  Any Series A Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Series A Note shall be issued in lieu of any prepaid principal amount of any Series A Note.

Section 8.5.  Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days.  If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Company will

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.  Series A Prepayment Amount for the Series A Notes.  “Series A Prepayment Amount” means, with respect to any prepayment pursuant to Section 8.2 or in connection with any declaration pursuant to Section 12.1, (A) in the case of any such prepayment date or declaration on or prior to November 6, 2010, an amount equal to 2.00% of the principal amount so prepaid, (B) in the case of any such prepayment or declaration after November 6, 2010 and on or prior to November 6, 2012, 1.00% of the principal amount so prepaid, and (C) in the case of any such prepayment or declaration after November 6, 2012, 0%.

Section 8.7.   Prepayment of Notes upon Discounted Value Shortfall.

(a)Condition to Company Action.  Within five (5) Business Days after a Responsible Officer has knowledge of any Discounted Value Shortfall, the Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (b) of this Section 8.7, accompanied by the certificate described in subparagraph (e) of this Section 8.7.

(b)Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the date specified in such offer (the “Section 8.7 Proposed Prepayment Date”) that is not less than 15 days and not more than 40 days after the date of such offer (if the Section 8.7 Proposed Prepayment Date shall not be specified in such offer, the Section 8.7 Proposed Prepayment Date shall be the first Business Day which is at least 30 days after the date of such offer).

(c)Acceptance; Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least 7 days prior to the Section 8.7 Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d)Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of those Notes whose holders have accepted the offer of prepayment under this Section, together with interest on such Notes accrued to the date of prepayment, but without any Make-Whole Amount, Series A Prepayment Amount or LIBOR Breakage Amount.  The prepayment shall be made on the Section 8.7 Proposed Prepayment Date.

(e)Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 8.7 Proposed Prepayment Date;

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

(ii) that such offer is made pursuant to this Section 8.7; (iii) the interest that would be due on each Note offered to be prepaid, accrued to the Section 8.7 Proposed Prepayment Date; and
(iv) in reasonable detail, a description of the Discounted Value Shortfall then occurring.

Section 8.8.  Prepayment of Notes upon Restricted Change.

(a)Condition to Company Action.  Within five (5) days of a Restricted Change, the Company shall give to each holder of Notes written notice containing a description, in reasonable detail, of the Restricted Change and constituting an offer to prepay the Notes as described in subparagraph (b) of this Section 8.8, accompanied by the certificate described in subparagraph (e) of this Section 8.8.

(b)Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder on the date specified in such offer (the “Section 8.8 Proposed Prepayment Date”) that is not less than 30 days and not more than 60 days after the date of such offer (if the Section 8.8 Proposed Prepayment Date shall not be specified in such offer, the Section 8.8 Proposed Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer).

(c)Acceptance; Rejection.  A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Section 8.8 Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.

(d)Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and without any Make-Whole Amount, Series A Prepayment Amount or LIBOR Breakage Amount.  The prepayment shall be made on the Section 8.8 Proposed Prepayment Date.

(e)Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 8.8 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid (which shall be 100% of the principal amount of such Note); (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Section 8.8 Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Restricted Change

(f)Definition of Restricted Change.  A “Restricted Change” shall occur if either:

(i)  Tortoise Capital Advisors, LLC, a limited liability company organized under the laws of Delaware, shall no longer be the investment advisor of the Company; or

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

(ii)  The Company invests less than 80% of its net assets, plus any borrowings for investment purposes, in equity securities of entities in the energy sector.

Section 8.9.  Prepayment of Notes upon Initial Rating.

(a)Condition to Company Action.  Within five (5) days of a Ratings Event, the Company shall give to each holder of Series A Notes written notice containing a description, in reasonable detail, of the Ratings Event and constituting an offer to prepay the Series A Notes as described in subparagraph (b) of this Section 8.9, accompanied by the certificate described in subparagraph (e) of this Section 8.9.

(b)  Offer to Prepay Series A Notes.  The offer to prepay Series A Notes contemplated by subparagraph (a) of this Section 8.9 shall be an offer to prepay, in accordance with and subject to this Section 8.9, all, but not less than all, the Series A Notes held by each holder on the date specified in such offer (the “Section 8.9 Proposed Prepayment Date”) that is not less than 30 days and not more than 60 days after the date of such offer (if the Section 8.9 Proposed Prepayment Date shall not be specified in such offer, the Section 8.9 Proposed Prepayment Date shall be the first Business Day which is at least 20 days after the date of such offer).

(c)  Acceptance; Rejection.  A holder of Series A Notes may accept the offer to prepay made pursuant to this Section 8.9 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Section 8.9 Proposed Prepayment Date.  A failure by a holder of Series A Notes to respond to an offer to prepay made pursuant to this Section 8.9 shall be deemed to constitute a rejection of such offer by such holder.

(d)  Prepayment.  Prepayment of the Series A Notes to be prepaid pursuant to this Section 8.9 shall be at 100% of the principal amount of such Series A Notes, together with interest on such Notes accrued to the date of prepayment and without any Series A Prepayment Amount or LIBOR Breakage Amount.  The prepayment shall be made on the Section 8.9 Proposed Prepayment Date.

(e)  Officer’s Certificate. Each offer to prepay the Series A Notes pursuant to this Section 8.9 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 8.9 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.9; (iii) the principal amount of each Series A Note offered to be prepaid (which shall be 100% of the principal amount of such Series A Note); (iv) the interest that would be due on each Series A Note offered to be prepaid, accrued to the Section 8.9 Proposed Prepayment Date; (v) that the conditions of this Section 8.9 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Ratings Event.

(f)  Definition of Ratings Event.  A “Ratings Event” shall occur if the Company fails to receive an initial current rating by Fitch of “AAA” or by Moody’s of “Aaa” with respect to the Series A Notes on or before January 5, 2010.

Section 8.10.   Adjustment Period.  Without limiting the provisions of Section 9.7, in addition to all other amounts due and payable hereunder and under the Series A Notes, the

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interest rate applicable to the Series A Notes (including any  Default Rate applicable thereto) shall be increased by an amount equal to 1.00% per annum during any Adjustment Period.

Section 9.	Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1.   Compliance with Law.  Without limiting Section 10.4, the Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Without limiting the foregoing, the Company shall remain in material compliance, at all times with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.  The Company shall timely file a Form D with respect to each issuance of Notes hereunder to the extent such filing is required.

Section 9.2.  Payment of Taxes.  The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.3.  Corporate Existence, Etc.  Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence.  The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.4.  Books and Records.  The Company will and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

Section 9.5.  Asset Coverage.  The Company shall maintain, as of the last Business Day of each month, asset coverage (as defined in the 1940 Act) with respect to the Senior Securities which is equal to or greater than the 1940 Act Asset Coverage.

Section 9.6.  Discounted Value Shortfall.  The Company shall maintain, as of each Valuation Date, Eligible Assets having an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount, provided, however, that Section 8.7 shall be the sole remedy in the event the Company fails to do so.

Section 9.7.  Current Rating on Senior Securities.  (a)  The Company shall at all times maintain a current rating (a “Current Rating”) of at least A2 or better by Moody’s (or its equivalent by another NRSRO) (the “Minimum Rating Level”) on one or more issuances of Senior Securities having a principal amount of not less than $10,000,000.  Without limiting the obligation of the Company to maintain a Current Rating, the Company shall not be required to maintain the Minimum Rating Level during such times (and only during such times) that either or both of the following is true (x) such requirement to maintain the Minimum Rating Level results in a determination by the SEC that the Series A Notes or any Additional Notes constitute a “class” separate from any other indebtedness under, or otherwise would violate, the applicable provisions of the 1940 Act or (y) neither the Bank Agreement nor any other Material indebtedness (which shall include any indebtedness in an aggregate principal amount of at least U.S.$10,000,000 (or its equivalent)) of the Company contains provisions requiring, directly or indirectly, the Company to maintain a minimum rating in respect of its Senior Securities.

(b)  The Company shall at all times on or after January 5, 2010 maintain a current rating given by a NRSRO of at least Investment Grade with respect to the Notes and shall not at any time have any rating given by a NRSRO of less than Investment Grade with respect to the Notes.

Section 9.8. Rating.  The Company shall have received a current rating by Fitch or by Moody’s with respect to the Series A Notes on or before January 5, 2010.

Section 10.	Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1.  Transactions with Affiliates.  The Company and its Subsidiaries will comply with the 1940 Act provisions, rules and regulations relating to transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), and such transactions shall be pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon terms fair and reasonable to the Company or such Subsidiary.

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

Section 10.2.  Merger, Consolidation, Etc.  The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)  the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

(b)immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Section 10.3.  Line of Business.  The Company shall (a) remain at all times (i) a non-diversified, closed-end investment management company for the purposes of the 1940 Act and (ii) a “regulated investment company” as defined in 26 U.S.C. §851, and (b) continue to engage in business of the same general type as now conducted by the Company.

Section 10.4.  Terrorism Sanctions Regulations.  The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

Section 10.5  Certain Other Restrictions.  (a) The Company will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Senior Security.

(b)The Company will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, common shares or other shares of capital stock of the Company) upon any class of shares of capital stock of the Company, unless, in every such case, immediately after such transaction, the 1940 Act Asset Coverage would be achieved after deducting the amount of such dividend, distribution, or purchase price, as the case may be; provided, however, that dividends may be declared upon any preferred shares of capital stock of

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

the Company if the Notes and any other Senior Securities have an asset coverage (as defined in the 1940 Act) of at least 200% at the time of declaration thereof, after deducting the amount of such dividend.

(c)  A declaration of a dividend or other distribution on or purchase or redemption of any common or preferred shares of capital stock of the Company is prohibited (i) at any time that an Event of Default has occurred and is continuing or (ii) if after giving effect to such declaration, the Company would not have Eligible Assets with an aggregate Discounted Value at least equal to the lesser of the Basic Maintenance Amount or the 1940 Act Asset Coverage.

Section 10.6.  Secured Debt.  The Company will not at any time permit the aggregate principal amount of all indebtedness of the Company secured by any Lien on assets of the Company to be outstanding for more than 60 days at a time without re-payment thereof and shall not at any time permit the aggregate unpaid principal amount of all indebtedness of the Company secured by any Liens on assets of the Company to exceed an amount equal to 5% of the fair market value of all assets of the Company at the time of incurrence of any such indebtedness, provided, for the purposes of this Section 10.6, short sales, futures transactions and swap transactions effected in accordance with the 1940 Act and applicable interpretative guidance issued by the SEC will not be prohibited or restricted by this Section 10.6.

Section 11.	Section 10.Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)  the Company defaults in the payment of any principal, Make-Whole Amount, if any, Series A Prepayment Amount, if any, or LIBOR Breakage Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)  the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d), 8.7, 8.8, 9.7, 9.8, 10.5 or 10.6; or any covenant in a Supplement which provides that it shall have the benefit of this paragraph (c); or

(d)  the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

(e)any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)(i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such indebtedness has become, or has been declared or, one or more Persons are entitled to declare such indebtedness to be) due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g)the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)if, pursuant to Section 18(a)(1)(c)(ii) of the 1940 Act, on the last business day of each of twenty-four consecutive calendar months the Notes shall have an asset coverage of less than 100%; or

(j)a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded,

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000 (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12.	Remedies on Default, Etc.

Section 12.1.  Acceleration.  (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount, if any, Series A Prepayment Amount, if any, and LIBOR Breakage Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, a Series A Prepayment Amount and a LIBOR Breakage Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.  Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.   Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, Series A Prepayment Amount, if any, and LIBOR Breakage Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, Series A Prepayment Amount, if any, and LIBOR Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.   No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

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Section 13.	Registration; Exchange; Substitution of Notes.

Section 13.1.   Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.  Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof) and subject to the satisfaction of the applicable rules governing the transferability of restricted securities under federal and applicable state securities laws, within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1 hereto or Exhibit 1 of the appropriate Supplement, as applicable.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than U.S.$250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S.$250,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

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(b)in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.	Payments on Notes.

Section 14.1.   Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Series A Prepayment Amount, if any, LIBOR Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of New York in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment.  So long as any Purchaser or Additional Purchaser or such Purchaser’s nominee or such Additional Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Series A Prepayment Amount, if any, LIBOR Breakage Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto, or, in the case of any Additional Purchaser’s Schedule A attached to any Supplement pursuant to which such Additional Purchaser is a party, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by any Purchaser or Additional Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15.	Expenses, Etc.

Section 15.1.   Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel for the Purchasers or any Additional Purchasers and, if

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reasonably required by the Required Holders, local or other counsel) incurred by each Purchaser and each Additional Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement) or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000 for each series of Notes, and (d) such reasonable attorneys’ fees of one special counsel for holders of the Notes incurred in connection with the preparation and filing of those forms as may be required by the 1940 Act or as a result of the status of the Company as an investment company under the 1940 Act.  The Company will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or an Additional Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2.   Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

Section 16.	Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement, provided, that the representations and warranties contained in any Supplement shall only be made for the benefit of the Additional Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing Notes.  Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

Section 17.	Amendment and Waiver.

Section 17.1.   Requirements.  This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Series A Prepayment Amount and the LIBOR Breakage Amount on, the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20 (or any corresponding provision in a Supplement).

Section 17.2.  Solicitation of Holders of Notes.

(a)Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or any Supplement unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

 similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 17.3.  Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.  Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.	Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(ii)if to an Additional Purchaser or its nominee, to such Additional Purchaser or its nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or its nominee shall have specified to the Company in writing;

(iii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

(iv)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Mr. Terry C. Matlack, or at such other address as the Company shall have specified to the holder of each Note in writing.

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

Notices under this Section 18 will be deemed given only when actually received.

Section 19.	Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing or by any Additional Purchaser (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any Additional Purchaser, may be reproduced by such Purchaser or such Additional Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser or such Additional Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or such Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.	Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or any Additional Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or such Additional Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or such Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or such Additional Purchaser or any person acting on such Purchaser’s or such Additional Purchaser’s behalf, (c) otherwise becomes known to such Purchaser or such Additional Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or such Additional Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser and such Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or such Additional Purchaser, provided that such Purchaser or such Additional Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser or such Additional Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or such Additional Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or such Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or such Additional Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21.	Substitution of Purchaser.

Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser or such Additional Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser or such Additional Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser or such Additional Purchaser.  In the event that such Affiliate is so substituted as a Purchaser or an Additional Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser or such original Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” or an “Additional Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser or such original Additional Purchaser, and such original Purchaser or such original Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.	Miscellaneous.

Section 22.1.  Successors and Assigns.  All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.  Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, Series A Prepayment Amount, LIBOR Breakage Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

Section 22.4. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules, Exhibits and Supplements attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

New York excluding choice-of-law principles of the law of sucH State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8.  Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*    *    *    *    *

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Tortoise Power and Energy Infrastructure Fund, Inc.

By	/s/ Terry Matlack
Name: Terry Matlack
Its: Chief Financial Officer

Tortoise Power and Energy Infrastructure Fund, Inc.	Master Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date thereof.

Metropolitan Life Insurance Company

By	/s/ John A. Tanyeri
Name: John A. Tanyeri
Title: Director

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Notes to Be Purchased
Metropolitan Life Insurance Company	$20,000,000

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

ABA
Account Number:
Account Name:  Reference:  Tortoise Power and Energy Infrastructure Fund, Inc. FRN Senior Unsecured Notes due November 4, 2014

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Schedule A
(to Master Note Purchase Agreement)

Notices

All notices and communications:

With a copy (OTHER than with respect to deliveries of financial statements) to:

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:

A-2

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Notes” is defined in Section 1.2.

“Additional Purchasers” means purchasers of Additional Notes.

“Adjusted LIBOR Rate” shall mean, for any Interest Period, LIBOR for such Interest Period plus 1.87% (187 basis points).

“Adjustment Period” means, with respect to any calculation of the applicable interest rate in respect of the Series A Notes, during any period of time on or after January 5, 2010 that such Series A Notes has a current rating of less than “A2” by Moody’s or less than its equivalent by any other NRSRO.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Bank Agreement” means that certain Credit Agreement dated as of September 14, 2009 between the Company and U.S. Bank National Association, as agent, among others, as amended by the First Amendment to Credit Agreement dated as of October 7, 2009 and the Second Amendment to Credit Agreement dated as of October 13, 2009, and as further amended, modified, supplemented or replaced from time to time.

“Basic Maintenance Amount” as of any Valuation Date is the basic maintenance amount required under the Rating Agency Guidelines (which shall be the largest basic maintenance amount in the event there is more than one Rating Agency).

“Business Day” means (a) for the purposes of Section 8.6 only (and any other comparable Section set forth in a Supplement), any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Leawood, Kansas, are required or authorized to be closed.

Schedule B
(to Master Note Purchase Agreement)

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Tortoise Power and Energy Infrastructure Fund, Inc., a Maryland corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means (1) with respect to the Series A Notes that rate of interest that is 2.00% per annum plus the Adjusted LIBOR Rate and (2) with respect to any other series of Notes, the Default Rate as defined in such series of Notes.  The Default Rate for the Series A Notes shall be subject to Section 8.10.

“Discount Factor” means the Moody’s Discount Factor (if Moody’s is then rating the Senior Securities), Fitch Discount Factor (if Fitch is then rating Senior Securities) or an Other Rating Agency Discount Factor, whichever is applicable.

“Discounted Value” (i) for purposes of determining the Make-Whole Amount for any series of Notes other than the Series A Notes is defined in the respective Supplement and (ii) for any other purpose in this Agreement, means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

“Discounted Value Shortfall” means, as of any Valuation Date, Eligible Assets having an aggregate Discounted Value of less than the Basic Maintenance Amount.

“Electronic Delivery” is defined in Section 7.1(a).

“Eligible Assets” means Moody’s Eligible Assets or Fitch’s Eligible Assets (if Moody’s or Fitch are then rating the Senior Securities) and/or Other Rating Agency Eligible Assets, whichever is applicable.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants,

franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income  Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business  (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings and its successors at law.

“Fitch Discount Factor” means the discount factors set forth in the Fitch Guidelines for use in calculating the Discounted Value of the Company’s assets in connection with Fitch’s ratings of Senior Securities.

“Fitch Eligible Asset” means assets of the Company set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Company’s assets in connection with Fitch’s ratings of Senior Securities.

“Fitch Guidelines” mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch’s ratings of Senior Securities.

“Form D” means a Notice of Sale of Securities under Regulation D, Section 4(b) and/or Uniform Limited Offering Exemption under the Securities Act.

“Form N-CSR” is defined in Section 7.1(b).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)the government of

(i)the United States of America or any State or other political subdivision thereof, or

(ii)  any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Payment Date” is defined in Section 1 of the Agreement.

“Interest Period” means each period commencing on the date of the Closing and, thereafter, commencing on an Interest Payment Date and continuing up to, but not including, the next Interest Payment Date.

“Investment Grade” means a rating of at least (i) “Baa3” or higher by Moody’s, (ii) “BBB” or higher by Fitch or (iii) its equivalent by any other NRSRO.

“LIBOR” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a three month period which appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date 2 Business Days before the commencement of such Interest Period (or three (3) Business Days prior to the beginning of the first Interest Period).  “Reuters Screen LIBO Page” means the display designated as the “LIBO” page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Banker’s Association Interest Settlement Rates for U.S. Dollar deposits).

“LIBOR Breakage Amount” means any loss, cost or expense actually incurred by any holder of a Series A Note as a result of any payment or prepayment of any Series A Note on a day other than a regularly scheduled Interest Payment Date for such Series A Note or at the scheduled maturity (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.  Each holder shall determine the LIBOR Breakage Amount with respect to the principal amount of its Series A Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two (2) Business Days prior to the date of prepayment in the case of any prepayment pursuant to Section 8.2 and not less than one (1) Business Day in the case of any payment required by Section 12.1.  Each such determination shall be presumptively correct absent manifest error.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” means, in connection with each series of Notes other than the Series A Notes, the make-whole, breakage or other amounts provided for in the Supplement in respect of such other series of Notes.

“Market Value” means the market value of an asset of the Company determined as follows:  For equity securities traded on an exchange,  the value obtained from readily available market quotations based on the last sales price or the closing price (or if such equity security is not traded on a date of determination, the mean of the most recent bid and asked prices), in each case as obtained from a pricing service approved by the Board of Directors of the Company.  If an equity security is not traded on an exchange or a quote is not available from a pricing service approved by the Board of Directors of the Company, the value obtained from written broker-dealer quotations.  For fixed-income securities, the value obtained from readily available market quotations based on the last sale price of a security on the day the Company values its assets or the market value obtained from a pricing service or the value obtained from a direct written broker-dealer quotation from a dealer who has made a market in the security.  “Market Value” for other securities will mean the value obtained pursuant to the Company’s valuation procedures as approved by the Board of Directors of the Company.  If the market value of a security cannot be obtained, or the Company’s investment adviser determines that the value of a security as so obtained does not represent the fair value of a security, fair value for that security shall be determined pursuant to the valuation procedures adopted by the Board of Directors of the Company.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement (including any

Supplement) and the Notes or (c) the validity or enforceability of this Agreement (including any Supplement) or the Notes.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors at law.

“Moody’s Discount Factor” means the discount factors set forth in the Moody’s Guidelines for use in calculating the Discounted Value of the Company’s assets in connection with Moody’s ratings of Senior Securities.

“Moody’s Eligible Assets” means assets of the Company set forth in the Moody’s Guidelines as eligible for inclusion in calculating the Discounted Value of the Company’s assets in connection with Moody’s ratings of Senior Securities.

“Moody’s Guidelines” mean the guidelines provided by Moody’s, as may be amended from time to time, in connection with Moody’s ratings of Senior Securities.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder and all exemptive relief, if any, obtained by the Company thereunder, as the same may be amended from time to time.

“1940 Act Asset Coverage” means asset coverage of at least 300% with respect to all outstanding Senior Securities as determined in accordance with Section 18 of the 1940 Act as in effect on the date of Closing, determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

“Notes” is defined in Section 1.

“NRSRO” means a nationally recognized statistical ratings organization.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Other Rating Agency” means each rating agency, if any, other than Moody’s or Fitch then providing a rating for the Senior Securities.

“Other Rating Agency Discount Factor” means the discount factors set forth in the Other Rating Agency Guidelines of each Other Rating Agency for use in calculating the Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of Senior Securities.

“Other Rating Agency Eligible Assets” means assets of the Company set forth in the Other Rating Agency Guidelines of each Other Rating Agency as eligible for inclusion in calculating the Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of Senior Securities.

“Other Rating Agency Guidelines” mean the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of Senior Securities.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Rating Agency” means each of Fitch (if Fitch is then rating Senior Securities), Moody’s (if Moody’s is then rating Senior Securities) and any Other Rating Agency.

“Rating Agency Guidelines” mean Fitch Guidelines (if Fitch is then rating Senior Securities), Moody’s Guidelines (if Moody’s is then rating Senior Securities) and any Other Rating Agency Guidelines.

“Ratings Event” is defined in Section 8.9.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Change” is defined in Section 8.8.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Securities” means all unsubordinated indebtedness of the Company, including, without limitation, the Notes.

“series” means any series of Notes issued pursuant to this Agreement or any Supplement hereto.

“Series A Notes” is defined in Section 1.1.

“Series A Prepayment Amount” is defined in Section 8.6 for the Series A Notes.

“Series A Required Holders” means, at any time, the holders of at least 51% in principal amount of the Series A Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date of the Closing) of the Company.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Supplement” is defined in Section 1.2 of this Agreement.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Company; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which Notes initially are issued.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Disclosure Materials

Investor Presentation by Tortoise Capital Advisors L.L.C. dated October 23, 2009

Schedule 5.3
 (to Master Note Purchase Agreement)

Financial Statements

2009 Third Quarter Report for the one month period ended August 31, 2009, which includes but is not limited to Key Financial Data, Management’s Discussion, Schedule of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, Financial Highlights and Notes to Financial Statements.

Schedule 5.5
 (to Master Note Purchase Agreement)

Schedule 5.15(a)

Existing Indebtedness as of October 27, 2009

Title of Security	Principal Amount Outstanding	Maturity Date
unsecured revolving credit facility (described in Schedule 5.15(b) below)	32,900,000	9/14/10
	$32,900,000

Schedule 5.15(b)

Credit Agreement dated September 14, 2009 by and among Tortoise Power and Energy Infrastructure Fund, Inc., U.S. Bank National Association, Bank of America, N.A., and Stifel Bank and Trust

First Amendment to Credit Agreement dated October 7, 2009 by and among Tortoise Power and Energy Infrastructure Fund, Inc., U.S. Bank National Association, Bank of America, N.A., and Stifel Bank and Trust

Second Amendment to Credit Agreement dated October 13, 2009 by and among Tortoise Power and Energy Infrastructure Fund, Inc., U.S. Bank National Association, Bank of America, N.A., and Stifel Bank and Trust

Schedule 5.15
 (to Master Note Purchase Agreement)

[Form of Series A Note]

Tortoise Power and Energy Infrastructure Fund, Inc.

Floating Rate Senior Note, Series A, Due November 6, 2014

No. RA- [___]	[Date]
$[_______]	PN 89147X A*5

For Value Received, the undersigned, Tortoise Power and Energy Infrastructure Fund, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on November 6, 2014, with interest (computed on the actual number of days elapsed on the basis of a year consisting of 360 days) (a) on the unpaid balance hereof at the Adjusted LIBOR Rate as calculated for each Interest Period pursuant to Section 1 of the Note Purchase Agreement (referred to below) from the date hereof, payable quarterly, on the 6th day of February, May, August and November in each year, commencing with the February, May, August or November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Series A Prepayment Amount and LIBOR Breakage Amount, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate.

Without limiting the provisions of Section 9.7(b) of the Note Purchase Agreement and, in addition to all other amounts due and payable under this Note, the interest rate applicable to this Note (including any Default Rate applicable thereto) shall be increased by an amount equal to 1.00% per annum during any Adjustment Period.

Payments of principal of, interest on and any Series A Prepayment Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of November 6, 2009 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1
 (to Master Note Purchase Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Series A Prepayment Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Tortoise Power and Energy Infrastructure Fund, Inc.

By
Name:
Its:

Form of Opinion of Special Counsel
to the Company

[Form to be attached]

Exhibit 4.4(a)
 (to Master Note Purchase Agreement)

Form of Opinion of Special Counsel
to the Purchasers

[to be provided on a case by case basis]

Exhibit 4.4(b)
 (to Master Note Purchase Agreement)

Tortoise Power and Energy Infrastructure Fund, Inc.

[Number] Supplement to Master Note Purchase Agreement

Dated as of ______________________

Re:$____________ _____% , Series _______ , Senior Notes
Due _____________________

Exhibit S
 (to Master Note Purchase Agreement)

Tortoise Power and Energy Infrastructure Fund, Inc.
11550 Ash Street, Suite 300
Leawood, Kansas  66211

Dated as of
____________________, 20__

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:

This [Number] Supplement to Master Note Purchase Agreement (the “Supplement”) is between Tortoise Power and Energy Infrastructure Fund, Inc., a Maryland corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

R e c i t a l s

A.The Company has entered into the Master Note Purchase Agreement dated as of November 6, 2009 with the purchasers listed in Schedule A thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the “Note Purchase Agreement”); and

B.The Company desires to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

Now, Therefore, the Company and the Purchasers agree as follows:

1.  Authorization of the New Series of Notes.  The Company has authorized the issue and sale of $__________ aggregate principal amount of its _____%, Series ______, Senior Notes due _________, ____ (the “Series ______ Notes”).  The Series ____ Notes, together with the Series A Notes [and the Series ____ Notes] initially issued pursuant to the Note Purchase Agreement [and the _________ Supplement] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement).  The Series _____ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

2.Sale and Purchase of Series [  ] Notes. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series [____] Notes in the principal amount specified opposite their respective names in the attached Schedule A hereto at the purchase price of 100% of the principal amount thereof.  The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3.  Closing.  The sale and purchase of the Series ______ Notes to be purchased by each Purchaser shall occur at the offices of [Investors’ Counsel Address] at 10:00 a.m. Chicago time, at a closing (the “Closing”) on ______, ____ or on such other Business Day thereafter on or prior to _______, ____ as may be agreed upon by the Company and the Purchasers.  At the Closing, the Company will deliver to each Purchaser the Series ______ Notes to be purchased by such Purchaser in the form of a single Series ______ Note (or such greater number of Series ______ Notes in denominations of at least U.S. 100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________________________] at ____________ Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information].  If, at the Closing, the Company shall fail to tender such Series ______ Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.Conditions to Closing.  The obligation of each Purchaser to purchase and pay for the Series ______ Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement ((A) except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series A Notes” therein shall be deemed to refer to the Series [___] Notes, and as hereafter modified, and to the following additional conditions:

(a)Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company (which shall be adjusted to include any Subsidiaries then existing) set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series ______ Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

 (c)  [Set forth any modifications and additional conditions]

5.  Representations and Warranties of the Company.  With respect to each of the representations and warranties contained in Section 5 of the Note Purchase Agreement, the Company represents and warrants to the Purchasers that, as of the date hereof, such representations and warranties are true and correct (A) except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series A Notes” therein shall be deemed to refer to the Series [___] Notes, and (B) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5 (and shall include an updated form of Section 5.3).

 [Set forth any modifications and additional representations and warranties.]

6.  Representations of the Purchasers.  Each Purchaser confirms to the Company that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series ____ Notes by such Purchaser.

7.Prepayments of the Series [    ] Notes. [Here insert special provisions for Series __ Notes including prepayment provisions applicable to Series __ Notes (including Make-Whole Amount or any applicable premium, if any) and the definition of “Default Rate” for the Series __ Notes and the definition of “Business Day” related to the calculation of a Make-Whole Amount or any applicable premium for the Series ___ Notes.]

8.Maturity; Interest.  The Series [__] Notes will have the maturity dates and bearing interest at the rates set forth therein.

9.Applicability of Note Purchase Agreement.  Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein, shall apply to the Series [___] Notes as if expressly set forth in this Supplement and all references to “Notes” shall include the Series [___] Notes.  Without limiting the foregoing, the Company agrees to pay all costs and expenses incurred in connection with the initial filing of this Supplement and all related documents and financial information with the SVO provided at such costs and expenses with respect to the [describe series of notes] shall not exceed [___________].

10.  Governing Law.  This Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, New York law.

11.  The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

[12.  Additional Provisions.  The Series [__] Notes are subject to the following additional provisions:][include whether any additional covenants are subject to Section 11(c) of the Note Purchase Agreement]

The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Tortoise Power and Energy Infrastructure Fund, Inc.

By
Name:
Title:

Accepted as of _______________, _________

[Variation]

By
Name:
Title:

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Series ______ Notes to Be Purchased
[Name of Purchaser]	$
(1) All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:
(3)All other communications:

(4)U.S. Tax Identification Number

Schedule A
 (to Supplement)

Supplemental Representations

The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series ______ Notes with the same force and effect as if each reference to “Series A Notes” set forth therein was modified to refer the “Series ______ Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the _______ Supplement.  The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3.  Disclosure.  The Company, through its agent, _________________, has delivered to each Purchaser a copy of a [Private Placement Memorandum], dated [__________] (the “Memorandum”), relating to the transactions contemplated by the [Number] Supplement.  The Note Purchase Agreement, the Memorandum and the certificates delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and [identified in Schedule 5.3 to the [Number] Supplement, and the financial statements listed in Schedule 5.5 to the [Number] Supplement (the Note Purchase Agreement, the Memorandum and such certificates and financial statements listed in Schedule 5.5 to the [Number] Supplement delivered to each Purchaser prior to [circle date] being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since [last audit date], there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.5.  Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5 to the  [Number] Supplement.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.13.    Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Series __ Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than [______] other Institutional Investors, each of which has been offered the Series ______ Notes at a private sale for investment.  Neither

Exhibit A
 (to Supplement)

the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series ______ Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.    Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Series ______ Notes to ______________________________ and for general corporate purposes of the Company.  No part of the proceeds from the sale of the Series ______ Notes pursuant to the [Number] Supplement will be used, directly or indirectly, for the purpose of buying or carrying or trading in any securities or margin stock under such circumstances as to involve the Company in a violation of Regulation X of the Board of Governors of the Federal Reserve System (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220) or to involve any lender in violation of Regulation U of said Board (12 CFR 221).  Margin stock does not constitute more than [___%] of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than [___%] of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.    Existing Indebtedness.  Except as described therein, Schedule 5.15 to the  [Number] Supplement sets forth a complete and correct list of all outstanding indebtedness of the Company and its Subsidiaries as of [__________] (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the indebtedness of the Company and its Subsidiaries.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any indebtedness of the Company or any Subsidiary, and no event or condition exists with respect to any indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)  Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or any Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, indebtedness of the Company, except as specifically indicated in Schedule 5.15 to the [Number] Supplement.

[Add any additional Sections as appropriate at the time the Series ______ Notes are issued]

[Form of Series ____ Note]

Tortoise Power and Energy Infrastructure Fund, Inc.

[Coupon]% Senior Note, Series ___, due [Maturity Date]

No. R__- [_____]	[Date]
$[_______]	PPN[______________]

For Value Received, the undersigned, Tortoise Power and Energy Infrastructure Fund, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Maryland, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on [_________, ____], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of [Coupon]% per annum from the date hereof, payable [semiannually or quarterly], on the [___] day of [__________] in each year, commencing with the [_________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable [semi-annually or quarterly] as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) [___]% or (ii) [___]% over the rate of interest publicly announced by [name of reference bank] from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at [_____] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of November 6, 2009 (as from time to time amended, modified or supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat

Exhibit 1
 (to Supplement)

the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified in the ______ Supplement to Note Purchase Agreement dated _______.]  [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the  ______ Supplement to Note Purchase Agreement dated _______, but not otherwise.]  [This Note is not subject to prepayment.]

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Tortoise Power and Energy Infrastructure Fund, Inc.

By
[Title]